Exhibit 99.1

GENERAL MOTORS

FIRST-QUARTER 2018 EARNINGS

GM Reports Income of $1.1 Billion and EBIT-adjusted of $2.6 Billion

- Income from continuing operations impacted by $0.9 billion pre-tax charge related to Korea restructuring.
- EBIT-adj. reflects full-size truck launch-related downtime. The all-new truck launch is on plan.
- GM North America EBIT-adj. margin of 8.0%; on track to sustain 10-percent full-year margin.

Q1 2018 RESULTS OVERVIEW

	FROM CONTINUING OPERATIONS			
	Net Revenue	Income	Auto Operating Cash Flow	EPS-Diluted
GAAP	$36.1 B	$1.1 B	$(1.2) B	$0.77
Vs. Q1 2017	(3.1) %	(58.7) %	$(2.3) B	(56.0) %
	EBIT-adj. Margin	EBIT-adj.	Adj. Auto FCF	EPS Diluted-adj.
Non-GAAP	7.2%	$2.6 B	$(3.5) B	$1.43
Vs. Q1 2017	(2.3) pts	(26.6) %	$(2.8) B	(18.3)%

"Results this quarter were in line with our expectations with planned, lower production in North America related to the transition to our all-new Chevrolet Silverado and GMC Sierra. We are on plan to deliver another strong year in 2018."

– Mary Barra, Chairman and CEO

PRODUCT MOMENTUM

Deliveries of GM's newest crossovers in the U.S. and China doubled in the first quarter year over year, led by the GMC Terrain, the Chevrolet Traverse and Equinox and the all-new Baojun 510 and 530. To build on this crossover success, Cadillac revealed the first-ever XT4 in March, beginning the expansion of the brand's successful SUV lineup. In the U.S., the Cadillac XT4 can be pre-ordered now, with the first deliveries expected this fall. Cadillac will introduce, on average, one new model every six months through 2021.

In March, adding to the strength of the GMC brand and Denali lineup, GM revealed the next-generation 2019 GMC Sierra Denali and SLT, and the all-new Sierra AT4 full-size pickups, which will go on sale later this year in North America. The Sierra AT4 introduces the all-terrain four-wheel drive AT4 sub-brand, which will be featured on every model in GMC's lineup in the next two years.

GM China, with its JV partners, plans to introduce 15 new and refreshed models in 2018, sharpening its focus on the strong SUV, MPV and luxury vehicle segments. About half of these products will be SUVs and MPVs. The first of the 15 models, the Baojun 530 compact SUV, went on sale in March.

ADJUSTED AUTOMOTIVE FREE CASH FLOW

As expected, first-quarter free cash flow was meaningfully below the first quarter of 2017 primarily due to planned, lower full-size truck production, and incremental capital spending to support the launches of GM's all-new Chevrolet Silverado, GMC Sierra and GEM.

GM continues to expect its 2018 core adjusted automotive free cash flow to be in line with 2017 results as the company benefits from strong EBIT-adjusted performance and favorable seasonal cash flow factors later this year.

IMPACT OF KOREA RESTRUCTURING

To continue to strengthen core business performance and address underperforming markets, GM announced its decision to cease production and close the Gunsan Korea plant by the end of May 2018.

GM recorded a $942-million pre-tax charge, considered special for EBIT-adjusted and EPS diluted-adjusted, related to asset impairment and termination benefits. The charge included $464 million in non-cash asset impairments.

SEGMENT RESULTS (EBIT-ADJUSTED FROM CONTINUING OPERATIONS - $B)

	North America		International		GM Financial (EBT)	
	Q1 18	Q1 17	**Q1 18**	Q1 17	**Q1 18**	Q1 17
	2.2	3.5	**0.2**	0.2	**0.4**	0.2

North America: EBIT-adj. and margin of 8.0% reflect planned downtime in support of new full-size truck launches.

International: Results were driven by record equity income in China of $0.6 billion and continued improvement in South America.

GM Financial (EBT): Record EBT-adj. was driven by strong retail originations and stable credit and residual performance.

> **"We were profitable in all operating segments, including record performance in China and for GM Financial. Our Q1 results were on plan and we remain confident in the full-year guidance we announced in January."**
>
> ***– Chuck Stevens, Executive Vice President and CFO***

DRIVING TO THE FUTURE OF MOBILITY

After more than a year of building test vehicles for development of its self-driving technology, GM announced it will build production versions of its Cruise AV at its Orion Township assembly plant in Michigan. Roof modules for GM's self-driving vehicles will be assembled at its Brownstown plant.

Having all AV capabilities under one roof has allowed GM to continue making significant progress on its plans to achieve commercialization at scale in a dense, urban environment in 2019.


cruise

Cruise AV

Q1 VEHICLE SALES

GM delivered 715,794 vehicles in the first quarter in the United States, up 4 percent ahead of an estimated industry increase of about 2 percent. Year-over-year total crossover sales in the U.S. rose 23 percent across all brands:

Chevrolet	+ 28%
Buick	+ 17%
GMC	+ 21%
Cadillac	+ 10%

The Chevrolet Bolt EV, Equinox, Traverse and Trax; Buick Encore and Envision; GMC Terrain; and Cadillac XT5 all set delivery records in the first quarter.

GM China's first-quarter sales reached an all-time high, delivering a record 986,052 units. Baojun's growth of almost 20 percent in the quarter included the strong performance of its newest crossover, the Baojun 530, which sold 11,000 units after launching on March 11.

For more details on GM's global sales, click here.

LIQUIDITY ($B)

	Q1 18	Q4 17
Cash and Current Marketable Securities	**17.2**	19.6
Total Auto Liquidity	**31.3**	33.6

CONTACTS

Media

Tom Henderson
GM Finance Communications
313-410-2704
tom.e.henderson@gm.com

Investors

Michael Heifler
GM Investor Relations
313-418-0220
michael.heifler@gm.com

GENERAL MOTORS

General Motors Co. (NYSE: GM), its subsidiaries and joint venture entities produce and sell vehicles under the Chevrolet, Cadillac, Baojun, Buick, GMC, Holden, Jiefang and Wuling brands. GM has leadership positions in several of the world's most significant automotive markets and is committed to lead the future of personal mobility. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com.

Cautionary Note on Forward-Looking Statements.

This press release and related comments by management may include forward-looking statements. These statements are based on current expectations about possible future events and thus are inherently uncertain. Our actual results may differ materially from forward-looking statements due to a variety of factors, including: (1) our ability to deliver new products, services and experiences that attract new, and are desired by existing, customers and to effectively compete in autonomous, ride-sharing and transportation as a service; (2) sales of crossovers, SUVs and full-size pick-up trucks; (3) our ability to reduce the costs associated with the manufacture and sale of electric vehicles; (4) the volatility of global sales and operations; (5) our significant business in China which subjects us to unique operational, competitive and regulatory risks; (6) our joint ventures, which we cannot operate solely for our benefit and over which we may have limited control; (7) changes in government leadership and laws (including tax laws), economic tensions between governments and changes in international trade policies, new barriers to entry and changes to or withdrawals from free trade agreements, changes in foreign exchange rates, economic downturns in foreign countries, differing local product preferences and product requirements, compliance with U.S. and foreign countries' export controls and economic sanctions, differing labor regulations and difficulties in obtaining financing in foreign countries; (8) our dependence on our manufacturing facilities; (9) the ability of suppliers to deliver parts, systems and components without disruption and on schedule; (10) prices of raw materials; (11) our highly competitive industry; (12) the possibility that competitors may independently develop products and services similar to ours despite our intellectual property rights; (13) security breaches and other disruptions to our vehicles, information technology networks and systems; (14) compliance with laws and regulations applicable to our industry, including those regarding fuel economy and emissions; (15) costs and risks associated with litigation and government investigations; (16) compliance with the terms of the Deferred Prosecution Agreement; (17) the cost and effect on our reputation of product safety recalls and alleged defects in products and services; (18) our ability to successfully and cost-efficiently restructure operations in various countries, including Korea, with minimal disruption to our supply chain and operations, globally; (19) our ability to realize production efficiencies and to achieve reductions in costs; (20) our ability to develop captive financing capability through GM Financial; and (21) significant increases in pension expense or projected pension contributions. A further list and description of these risks, uncertainties and other factors can be found in our Annual Report on Form 10-K, and our subsequent filings with the Securities and Exchange Commission. GM cautions readers not to place undue reliance on forward-looking statements. GM undertakes no obligation to update publicly or otherwise revise any forward-looking statements.